Exhibit 99.1

Mutual Press Release

SITO MOBILE ANNOUNCES TERMINATION OF IP REVENUE SHARING AGREEMENT AND SETTLEMENT OF
RELATED LITIGATION

JERSEY CITY, N.J., February 20, 2018 (GLOBE NEWSWIRE) – SITO Mobile, Ltd. (NASDAQ: SITO), a leading mobile engagement platform (“SITO” or the “Company”), today announced that it has entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with TAR SITO LendCo LLC (“TAR”), Mr. Julian Singer, Ms. Karen Singer and Mr. Gary Singer (collectively with TAR, the “TAR Group”).

Pursuant to the Settlement Agreement, we have agreed, among other things, that:

➢	The Revenue Sharing and Note Purchase Agreement dated October 3, 2014, as amended (the “IP Revenue Sharing Agreement”), by and among SITO and certain of our subsidiaries, on the one hand, and Fortress Credit Co. LLC, and CF DB EZ LLC, on the other hand, the rights to which were acquired by TAR in July 2017, is being terminated in exchange for a one-time payment by SITO to the TAR Group of $3.5 million;

➢	The pending litigation between SITO, certain of our subsidiaries and the TAR Group relating to the IP Revenue Sharing Agreement will be dismissed;

➢	Each of SITO and our subsidiaries, on the one hand, and the members of the TAR Group and certain of their affiliates, on the other hand, will release each other from any and all claims we or they have, had or may have against the other party at any time prior and up to the date of the settlement agreement;

➢	For a period of five years, the members of the TAR Group will not, directly or indirectly:
o	acquire or sell SITO’s securities;
o	nominate or recommend for nomination a person for election at any shareholders’ meeting at which members of our Board are to be elected, or participate in any proxy contest or consent solicitation to elect or remove any of our directors;
o	submit any shareholder proposal;
o	encourage any other person to take similar action with respect to the Company;
o	solicit the employment or engagement of services of certain employees of and consultants to SITO or our subsidiaries or affiliates; and

o	solicit or induce any other person to cease, diminish or not commence doing business with SITO or any of or affiliates; and

➢	neither SITO or our subsidiaries, on the one hand, nor any member of the TAR Group, on the other hand, will publicly disparage or criticize the other party, or encourage or assist any other person to threaten or pursue any legal proceeding against the other party.

A portion of the proceeds of our previously announced public offering of SITO’s common stock, which was completed February 9, 2018, will be used to fund the payment to be made by SITO to TAR under the Settlement Agreement. The payment under the Settlement Agreement will be expensed by the Company in its first quarter 2018 financial statements.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are only predictions, and you should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” in our Annual Report on Form 10-K and the other reports we file with the US Securities and Exchange Commission (the “SEC”). Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the SEC, completely and with the understanding that our actual future results and circumstances may be materially different from any future results expressed or implied by these forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Media Contact:

Katie McGovern
SHIFT Communications
sito@shiftcomm.com

IR Contact:
Rob Fink

Hayden IR
rob@haydenir.com

Source: SITO Mobile, Ltd.